Exhibit 10.1

FOURTH AMENDMENT TO AMENDED AND RESTATED LOAN, SECURITY AND GUARANTY AGREEMENT AND LIMITED CONSENT

THIS FOURTH AMENDMENT TO AMENDED AND RESTATED LOAN, SECURITY AND GUARANTY AGREEMENT AND LIMITED CONSENT, dated as of June 30, 2021 (this “Agreement”) is entered into by and among SELECT INTERIOR CONCEPTS, INC., a Delaware corporation (“Topco”), ARCHITECTURAL GRANITE & MARBLE, LLC, a Delaware limited liability company, formerly known as G&M OPCO LLC (“AG&M”), and PENTAL GRANITE AND MARBLE, LLC, a Washington limited liability company (“Pental”, and together with Topco, AG&M, and each Person joined thereto as a borrower from time to time, individually and collectively, jointly and severally, “Borrower”), ARCHITECTURAL SURFACES GROUP, LLC, a Delaware limited liability company, formerly known as TCFI G&M LLC (“AG&M Parent”), RESIDENTIAL DESIGN SERVICES, LLC, a Delaware limited liability company, formerly known as TCFI LARK LLC (“L.A.R.K. Parent”), AG HOLDCO (SPV) LLC, a Delaware limited liability company (“AG SPV”) and SIC INTERMEDIATE, INC., a Delaware corporation (“SIC”, and together with Borrower, AG&M Parent, AG SPV and L.A.R.K. Parent, each individually, an “Obligor” and collectively, the “Obligors”) and BANK OF AMERICA, N.A., a national banking association (together with its successors and assigns, “Lender”).

WHEREAS, Borrower, the other Obligors, L.A.R.K. INDUSTRIES, INC., a California corporation (“L.A.R.K.”), GREENCRAFT HOLDINGS, LLC, an Arizona limited liability company (“Greencraft Holdings”), GREENCRAFT INTERIORS, LLC, an Arizona limited liability company (“Greencraft Interiors”), CASA VERDE SERVICES, LLC, a Delaware limited liability company (“Casa Verde”), GREENCRAFT STONE AND TILE, LLC, an Arizona limited liability company (“Greencraft Stone”), T.A.C. CERAMIC TILE CO. a Virginia corporation (“T.A.C.”) and Lender are the current parties to that certain Amended and Restated Loan, Security and Guaranty Agreement, dated June 28, 2018 (as amended, restated, supplemented or otherwise modified from time to time, the “Loan Agreement”), pursuant to which the Lender has agreed to make certain loans (each a “Loan” and collectively the “Loans”); and

WHEREAS, Obligors have requested that Lender make certain amendments to the Loan Agreement, in connection with the consummation by Topco and L.A.R.K. Parent of the L.A.R.K. Transactions (as defined herein), and subject to the terms and conditions herein, Lender has agreed to amend the Loan Agreement.

NOW THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto hereby agree as follows:

SECTION 1.Definitions

.  Reference is hereby made to the Loan Agreement for a statement of the terms thereof.  All terms used in this Agreement which are defined therein and not otherwise defined herein shall have the same meanings herein as set forth therein.

SECTION 2.Amendments to Loan Agreement

. Effective as of the Fourth Amendment Effective Date (as defined below), Obligors and Lender amend the Loan Agreement as follows:

(a)	Section 1.1 of the Loan Agreement is hereby amended by adding the following new definitions thereto in proper alphabetical order:

“Affected Financial Institution”: (a) any EEA Financial Institution or (b) any UK Financial Institution.

“Available Tenor”: as of any date of determination and with respect to the then-current Benchmark, as applicable, (a) if such Benchmark is a term rate, any tenor for the Benchmark that is or may be used for determining the length of any Interest Period; or (b) otherwise, any payment period for interest calculated with reference to such Benchmark, as applicable, pursuant to this Agreement as of such date.

“Benchmark”: initially, LIBOR; provided, that if a replacement of the Benchmark has occurred pursuant to Section 3.6.2, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate. Any reference to “Benchmark” shall include, as applicable, the published component used in the calculation thereof.

“Benchmark Replacement”: (a) for purposes of Section 3.6.2(a), the first alternative set forth below that can be determined by Lender:

(i)The sum of (A) Term SOFR plus (B) 0.11448% (11.448 basis points) for an Available Tenor of one month, 0.26161% (26.161 basis points) for an Available Tenor of three months and 0.42826% (42.826 basis points) for an Available Tenor of six months; or

(ii)The sum of (A) Daily Simple SOFR plus (B) 0.11448% (11.448 basis points);

provided, that if initially LIBOR is replaced with the rate contained in clause (ii) above (Daily Simple SOFR plus the applicable spread adjustment) and subsequent to such replacement, Lender determines that Term SOFR has become available and is administratively feasible for Lender in its discretion, and Lender notifies Borrower Agent of such availability, then from and after the beginning of the Interest Period, relevant interest payment date or payment period for interest calculated, in each case, commencing no less than 30 days after the date of such notice, the Benchmark Replacement shall be as set forth in clause (i) above; and (b) for purposes of Section 3.6.2(b), the sum of (i) the alternate benchmark rate and (ii) an adjustment (which may be a positive or negative value or zero), in each case that has been selected by Lender and Borrower Agent as the replacement Benchmark giving due consideration to any evolving or then-prevailing market convention, including any applicable recommendations made by a Relevant Governmental Body, for Dollar-denominated syndicated credit facilities at such time.  In no event shall the Benchmark Replacement as determined above be less than zero at any time for purposes of this Agreement and the other Loan Documents.  Any Benchmark Replacement shall be applied in a manner consistent with market practice; provided, that to the extent such market practice is not administratively feasible for Lender, it shall be applied in a manner as otherwise reasonably determined by Lender.

“Benchmark Replacement Conforming Changes”: with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of Base Rate, Business Day or Interest Period, timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, applicability and length of lookback periods, applicability of breakage provisions, and other technical, administrative or operational matters) that Lender decides may be appropriate to reflect the adoption and implementation of such Benchmark Replacement and to permit the administration thereof by Lender in a manner substantially consistent with market practice (or, if Lender decides that adoption of any portion of such market practice is not administratively feasible or if Lender determines that no market practice for the administration of such Benchmark Replacement exists, in such other manner of administration as Lender decides is reasonably necessary in connection with administration of this Agreement and the other Loan Documents).

“Benchmark Transition Event”: with respect to any then-current Benchmark (other than LIBOR), the occurrence of a public statement or publication of information by or on behalf of the administrator of such Benchmark or a Governmental Authority with jurisdiction over such administrator announcing or stating that all Available Tenors are or will no longer be representative, or made available, or used for determining the interest rate of loans, or shall or will otherwise cease, provided, that, at the time of such statement or publication, there is no successor administrator satisfactory to Agent that will continue to provide any representative tenors of such Benchmark after such specific date.

“Benefit Plan”: any (a) employee benefit plan (as defined in ERISA) subject to Title I of ERISA, (b) plan (as defined in and subject to Section 4975 of the Code), or (c) Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such employee benefit plan or plan.

“Daily Simple SOFR”: with respect to any applicable determination date, the secured overnight financing rate published on such date by FRBNY, as administrator of the benchmark (or a successor administrator), on FRBNY’s website (or any successor source).

“Division Transaction”: (a) the division of a limited liability company into two or more limited liability companies pursuant to a “plan of division” or similar method or (b) the creation, or reorganization into, or allocation of its assets to, one or more series, in each case, within the meaning of the Delaware Limited Liability Company Act or similar statute in any other state.

“Early Opt-in Election”: the occurrence of (a) a determination by Lender, or a notification by Borrower Agent to Lender that Borrower has made a determination, that Dollar-denominated syndicated credit facilities currently being executed, or that include language similar to that contained in Section 3.6.2, are being executed or amended (as applicable) to incorporate or adopt a new benchmark interest rate to replace LIBOR; and (b) the joint election by Lender and Borrower Agent to replace LIBOR with a Benchmark Replacement.

“Fourth Amendment”:  that certain Fourth Amendment to Amended and Restated Loan, Security and Guaranty Agreement and Limited Consent, dated as of the Fourth Amendment Effective Date (as such term is defined in the Fourth Amendment), by Lender and Obligors.

“FRBNY”: the Federal Reserve Bank of New York.

“L.A.R.K. Disposition”: the sale by L.A.R.K. Parent of 100% of its equity interests in L.A.R.K. pursuant to and in accordance with the L.A.R.K. Disposition Documents.

“L.A.R.K. Disposition Documents”: that certain Equity Purchase Agreement, dated as of May 9, 2021, by and among Topco, L.A.R.K Parent, L.A.R.K. and Signal Holdco, L.P., a Delaware limited partnership, as amended, restated, amended and restated, supplemented or otherwise modified from time to time.

“L.A.R.K. Disposition Transactions”: each of (a) the L.A.R.K. Disposition, (b) the prepayment in full of all Term Debt, along with termination of all Term Debt Documents and termination of all Liens securing the Term Debt, and (c) the release of the L.A.R.K. Disposition Entities (as such term is defined in the Fourth Amendment) and the termination of all Liens on any property or assets of the L.A.R.K. Disposition Entities (as such term is defined in the Fourth Amendment) securing the Obligations under the Loan Agreement and the Loan Documents.

“Other Rate Early Opt-in”: Lender and Borrower Agent have elected to replace LIBOR with a Benchmark Replacement other than a SOFR-based rate pursuant to (a) an Early Opt-in Election and (b) Section 3.6.2(b) and clause (b) of the definition of Benchmark Replacement.

“PTE”: a prohibited transaction class exemption issued by the U.S. Department of Labor, as amended from time to time.

“Relevant Governmental Body”: the Board of Governors of the Federal Reserve System or FRBNY, or a committee officially endorsed or convened by the Board of Governors of the Federal Reserve System or FRBNY, or any successor thereto.

“SOFR”: the secured overnight financing rate published on such date by FRBNY.

“SOFR Early Opt-in”: Lender and Borrower Agent have elected to replace LIBOR pursuant to (a) an Early Opt-in Election and (b) Section 3.6.2(a) and clause (a) of the definition of Benchmark Replacement.

“Term SOFR”: for the applicable corresponding tenor (or if any Available Tenor of a Benchmark does not correspond to an Available Tenor for the applicable Benchmark Replacement, the closest corresponding Available Tenor and if such Available Tenor corresponds equally to two Available Tenors of such Benchmark Replacement, the corresponding tenor of the shorter duration shall be applied), the forward-looking term rate based on SOFR that has been selected or recommended by the Relevant Governmental Body.

“UK Financial Institution”: any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended form time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person subject to IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

“UK Resolution Authority”: the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

(b)

Section 1.1 of the Loan Agreement is hereby amended by amending and restating the definitions of “Bail-In Action”, “Bail-In Registration”, “Change of Control”, “LIBOR”, “Revolver Termination Date”, and “Write-Down and Conversion Powers” to read in their entirety as follows:

“Bail-In Action”: the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.

“Bail-In Legislation”: (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, rule, regulation or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

“Change of Control”: (a) Topco ceases to own and control, beneficially and of record, directly or indirectly, all Equity Interests of SIC, (b) SIC ceases to own and control, beneficially and of record, directly or indirectly all Equity Interests of AG&M Parent, (c) SIC ceases to own and control, beneficially and of record, directly or indirectly, all Equity Interests of L.A.R.K. Parent (other than a dissolution of L.A.R.K. Parent); (d) AG&M Parent ceases to own and control, beneficially and of record, directly or indirectly, all Equity Interests in AG&M; (e) AG&M ceases to own and control, beneficially and of record, directly or indirectly, all Equity Interests in Pental (other than a merger of Pental with and into AG&M in accordance with Section 9.2.9); (f) AG&M ceases to own and control, beneficially and of record, directly or indirectly, all Equity Interests in AG SPV; (g) any Person or group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Securities Exchange Act of 1934 (as amended), or any successor provision) including any group acting for the purpose of acquiring, holding or disposing of securities (within the meaning of Rule 13d-5(b)(1) under the Securities Exchange Act of 1934 (as amended), or any successor provision), acquires directly or indirectly, in a single transaction or in a related series of transactions, by way of merger, consolidation or other business combination or purchase of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act, or any successor provision), more than 35% of the total voting power of the voting Equity Interests of Topco or any direct or indirect parent of Topco; or (h) the sale or transfer of all or substantially all assets of an Obligor.

“LIBOR”: the per annum rate of interest (rounded up to the nearest 1/100th of 1%) determined by Agent at or about 11:00 a.m. (London time) two Business Days prior to an Interest Period, for a term equivalent to such period, equal to the London interbank offered rate, or comparable or successor rate approved by Agent, as published on the applicable Reuters screen page (or other commercially available source designated by Lender from time to time); provided, that any comparable or successor rate shall be applied by Lender, if administratively feasible, in a manner consistent with market practice; and provided further, that in no event shall LIBOR be less than zero.

“Revolver Termination Date”: June 28, 2024.

“Write-Down and Conversion Powers”: (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

(c)

Section 1.1 of the Loan Agreement is hereby amended by deleting the definitions of “Cerberus Term Agent”, “Cerberus Term Loan Refinancing Debt”, Cerberus Term Loan Refinancing Debt Documents”, “Cerberus Term Loan Agreement”, “Cerberus Term Loan Refinancing Conditions”, “Intercreditor Agreement”, “LIBOR Successor Rate”, “LIBOR Successor Rate Conforming Changes”, “Term Debt”, “Term Debt Documents”, and “Term Agent”.

(d)	Section 2.12 of the Loan Agreement is hereby amended by amending and restating Section 2.12 to read in its entirety as follows:

“Use of Proceeds. The proceeds of Revolver Loans shall be used by Borrower solely (a) to pay fees and transaction expenses associated with the closing of this Agreement; (b) to pay Obligations in accordance with this Agreement; and ( c) for lawful corporate purposes of Borrower, including working capital. Borrower shall not, directly or indirectly, use any Letter of Credit or Loan proceeds, nor use, lend, contribute or otherwise make available any Letter of Credit or Loan proceeds to any Subsidiary, joint venture partner or other Person, (i) to fund any activities of or business with any Person, or in any Designated Jurisdiction, that, at the time of issuance of the Letter of Credit or funding of the Loan, is the target of any Sanction; (ii) in any manner that would result in a violation of a Sanction by any Person (including any Secured Party or other individual or entity participating in any transaction); or (iii) for any purpose that would breach the U.S. Foreign Corrupt Practices Act of 1977, UK Bribery Act 2010 or similar law in any jurisdiction. ”

(e)	Section 3.1.2(b) of the Loan Agreement is hereby amended by deleting the present last sentence in Section 3.1.2(b) and replacing it with the following:

“Lender does not warrant or accept responsibility for, nor shall it have any liability with respect to, administration, submission or any other matter related to any rate used in determining LIBOR or with respect to any alternate or replacement for or successor to any such rate, any Benchmark Replacement Conforming Changes, or the effect of any of the foregoing. ”

(f)	Section 3.6 of the Loan Agreement is hereby amended and restated to read in its entirety as follows:

“3.6. Inability to Determine Rates.

3.6.1.  Subject to Section 3.6.2 through Section 3.6.5 below, Lender will promptly notify Borrower Agent if, in connection with any Loan or request with respect to a Loan, (a) Lender determines that (i) Dollar deposits are not being offered to banks in the London interbank Eurodollar market for the applicable Loan amount or Interest Period, or (ii) adequate and reasonable means do not exist for determining LIBOR for the Loan or Interest Period (including with respect to calculation of the Base Rate) or (b) Lender determines for any reason that LIBOR for the Interest Period does not adequately and fairly reflect the cost to Lender of funding or maintaining the Loan.  Thereafter, Lender’s obligation to make or maintain affected LIBOR Loans and utilization of the LIBOR component (if affected) in determining Base Rate shall be suspended until Lender determines to withdraw the notice.  Upon receipt of such notice, Borrower Agent may revoke any pending request for funding, conversion or continuation of a LIBOR Loan or, failing that, will be deemed to have requested a Base Rate Loan, and Lender may immediately convert any affected LIBOR Loan to a Base Rate Loan.

3.6.2.	Replacement of LIBOR. Notwithstanding anything to the contrary herein or in any other Loan Document,
(a)

on March 5, 2021 the Financial Conduct Authority (“FCA”), the regulatory supervisor of LIBOR’s administrator (“IBA”), announced in a public statement the future cessation or loss of representativeness of overnight/Spot Next, 1-week, 1-month, 2-month, 3-month, 6-month and 12- month U.S. Dollar LIBOR tenor settings.  On the earliest of (i) the date that all Available Tenors of U.S. Dollar LIBOR have permanently or indefinitely ceased to be provided by IBA or have been announced by the FCA pursuant to public statement or publication of information to be no longer representative, (ii) June 30, 2023, and (iii) the effective date of a SOFR Early Opt-in, if the then-current Benchmark is LIBOR, the Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of any setting of such Benchmark on such day and all subsequent settings without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document. If the Benchmark Replacement is Daily Simple SOFR, all interest will be payable on a monthly basis;

(b)

(i) upon (A) the occurrence of a Benchmark Transition Event or (B) a determination by Lender that neither of the alternatives under clause (a) of the definition of Benchmark Replacement are available, the Benchmark Replacement will replace the then-current Benchmark for all purposes hereunder and under any Loan Document in respect of any Benchmark setting at or after 5:00 p.m. on the fifth Business Day after the date Lender notifies Borrower Agent of the Benchmark Replacement without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document; provided, that solely in the event that the then-current Benchmark at the time of a transition due to a Benchmark Transition Event is not a SOFR-based rate, the Benchmark

Replacement therefor shall be determined in accordance with clause (a) of the definition of Benchmark Replacement unless Lender determines that neither of such alternative rates is available; and
(c)

at any time that the administrator of the then-current Benchmark has permanently or indefinitely ceased to provide such Benchmark or such Benchmark has been announced by the regulatory supervisor for the administrator of such Benchmark pursuant to public statement or publication of information to be no longer representative of the underlying market and economic reality that such Benchmark is intended to measure and that representativeness will not be restored, Borrower may revoke any request for a borrowing of, conversion to or continuation of Loans to be made, converted or continued that would bear interest by reference to such Benchmark until Borrower’s receipt of notice from Lender that a Benchmark Replacement has replaced such Benchmark, and, failing that, Borrower will be deemed to have converted any such request into a request for a borrowing of or conversion to Base Rate Loans. During the period referenced in the foregoing sentence, the component of Base Rate based on the Benchmark will not be used in any determination of Base Rate.

3.6.3.

Conforming Changes.  In connection with the implementation and administration of a Benchmark Replacement, Lender will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement.

3.6.4.

Notice.  Lender will promptly notify Borrower Agent of the implementation of any Benchmark Replacement and the effectiveness of any Benchmark Replacement Conforming Changes. Any determination, decision or election that may be made by Lender pursuant to this Section, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date, and any decision to take or refrain from taking any action, will be conclusive and binding absent manifest error and may be made in its discretion and without consent from any other party hereto, except, in each case, as expressly required pursuant to this Section.

3.6.5.

Term Tenors.  At any time (including in connection with the implementation of a Benchmark Replacement), (a) if the then-current Benchmark is a term rate (including Term SOFR or LIBOR), Lender may remove any tenor of such Benchmark that is unavailable or non-representative for Benchmark (including Benchmark Replacement) settings; and (b) Lender may reinstate any such previously removed tenor for Benchmark (including Benchmark Replacement) settings. ”

(g)	Section 8.1.17(b) of the Loan Agreement is hereby amended by adding thereto at the end of Section 8.1.17(b) a new sentence to read in its entirety as follows:

“No Borrower is or will be using plan assets within the meaning of ERISA Section 3(42) or otherwise of one or more Benefit Plans, with respect to its entrance into, participation in, administration of and performance of the Loans, Letter of Credits, Commitments or Loan Documents. ”

(h)	A new Section 8.1.31 is hereby added to the Loan Agreement to read in its entirety as follows:

“8.1.31 Affected Financial Institutions: Covered Entity.  No Obligor is an Affected Financial Institution or Covered Entity.”

(i)	Section 9.2.1(f) of the Loan Agreement is hereby amended and restated in its entirety as follows:

“[Reserved];”

(j)	Section 9.2.2(k) of the Loan Agreement is hereby amended and restated in its entirety as follows:

“[Reserved];”

(k)

Section 9.2.6 of the Loan Agreement is amended by (i) deleting the “and” at the end of clause (f) thereof (ii) replacing the “.” at the end of clause (g) with “; and” and (iii) adding a new clause (h) to read in its entirety as follows:

“(h)Obligors may consummate the L.A.R.K Disposition pursuant to the L.A.R.K. Disposition Documents, so long as (i) immediately prior to and after giving effect to such L.A.R.K. Disposition, no Default or Event of Default then exists, and (ii) the proceeds of the L.A.R.K. Disposition are applied to permanently repay in full the Term Debt and repay all existing Revolver Loans.”

(l)	Section 9.2.8 of the Loan Agreement is amended by adding at the end thereof the following new sentence:

“Notwithstanding the following, the Term Debt may be repaid in full with the proceeds of the L.A.R.K. Disposition”.

(m)	Section 11.15.4 of the Loan Agreement is hereby amended and restated to read in its entirety as follows:

“Acknowledgement and Consent to Bail-In of Affected Financial Institutions.  Solely to the extent Lender that is an Affected Financial Institution and notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of Lender arising under any Loan Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a)	the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by Lender; and
(b)	the effects of any Bail-In Action on any such liability, including, if applicable:

(i)a reduction in full or in part or cancellation of any such liability;

(ii)a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii)the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of the applicable Resolution Authority.”

(n)	A new Section 11.22 is hereby added to the Loan Agreement to read in its entirety as follows:

“11.22Divisions.  Any reference herein to a merger, transfer, consolidation, amalgamation, consolidation, assignment, sale, Asset Disposition or transfer, or similar term, shall be deemed to apply to a Division Transaction (or the unwinding of such a Division Transaction), as if it were a merger, transfer, consolidation, amalgamation, consolidation, assignment, sale, Asset Disposition or transfer, or similar term, as applicable, to, of or with a separate Person.  Notwithstanding anything to the contrary in this Agreement, (i) any division of a limited liability company shall constitute a separate Person hereunder, and each resulting division of any limited liability company that, prior to such division, is a Subsidiary, an Obligor, a joint venture or any other like term shall remain a Subsidiary, an Obligor, a joint venture, or other like term, respectively, after giving effect to such division, to the extent required under this Agreement, and any resulting divisions of such Persons shall remain subject to the same restrictions and corresponding exceptions applicable to the pre-division predecessor of such divisions, (ii) in no event shall Borrower be permitted to effectuate a Division Transaction and (iii) if any Subsidiary shall consummate a Division Transaction permitted under this Agreement in accordance with the foregoing, such Subsidiary shall be required, promptly after the effectiveness of such division, to comply with the requirements set forth in Section 9.1.11 to the extent applicable.”

SECTION 3.Limited Waiver and Consent.  Effective as of the Fourth Amendment Effective Date, Lender hereby consents to the consummation of the L.A.R.K. Disposition Transactions and waives any Event of Default that would otherwise occur under the Loan Agreement solely as a result of the L.A.R.K. Disposition Transactions.  Except as expressly set forth in this Agreement, nothing contained in this Agreement, or any other communication between Lender and any Obligor, shall be construed as a waiver by Lender of any covenant or provision of the Loan Agreement, the other Loan Documents, this Agreement or any other contract or instrument between or among any Obligor or Lender, or of any similar future transaction and the failure of Lender at any time or times hereafter to require strict performance by any Obligor of any provision thereof shall not waive, affect or diminish any right of Lender to thereafter demand strict compliance therewith.  Nothing contained in this Agreement shall directly or indirectly in any way whatsoever either:  (i) impair, prejudice or otherwise adversely affect Lender’s right at any time to exercise any right, privilege or remedy in connection with the Loan Agreement or any other Loan Document, each as amended hereby, (ii) except as expressly provided herein, amend or alter any provision of the Loan Agreement or any other Loan Document or any other contract or instrument, or (iii) constitute any course of dealings or other basis for altering any obligation of any Obligor under the Loan Agreement or any other Loan Document or any right, privilege or remedy of Lender under the Loan Agreement, any other Loan Document or any other contract or instrument.  Lender hereby reserves all rights granted under the Loan Agreement, the other Loan Documents, this Agreement and any other contract or instrument between or among any Obligor and Lender, each as amended hereby.

SECTION 4.Release of Certain Obligors and Liens. The Lender hereby acknowledges and agrees that upon consummation of the L.A.R.K. Disposition, (i) L.A.R.K., Greencraft Holdings, Greencraft Interiors, Casa Verde, Greencraft Stone and T.A.C. (each individually, a “L.A.R.K. Disposition Entity” and collectively, the “L.A.R.K. Disposition Entities”) shall be released from all Obligations as Obligors under the Loan Agreement and the other Loan Documents, and (ii) any and all Liens granted to the Lender on any of the equity interests in the L.A.R.K. Disposition Entities and any and all Liens granted to the Lender on any and all assets of the L.A.R.K. Disposition Entities shall be automatically and unconditionally released, without representation or warranty. The Lender hereby authorizes the Borrower, its assigns and any party authorized by the Borrower, to file the UCC termination statements attached hereto as Schedule I.

SECTION 5.Effectiveness

.  This Agreement shall become effective upon receipt by the Lender of the following, in each case in form and substance reasonably satisfactory to the Lender in its Permitted Discretion (the date of such effectiveness, the “Fourth Amendment Effective Date”):

(a)	original counterparts to this Agreement, duly executed by Borrower, the other Obligors party thereto and the Lender;
(b)

Lender shall have received evidence that the Term Debt has been paid off in full, that the Term Debt Documents and the Intercreditor Agreement have been terminated, and that the Cerberus Term Agent and, if relevant, all holders of Term Debt, have released all Liens held by them or for their benefit in the Collateral;

(c)	Lender shall have received substantially final drafts of the L.A.R.K. Disposition Documents;
(d)	Lender shall have received proceeds from the L.A.R.K. Disposition in an amount of no less than $26,500,000 and shall have received payment by Borrower on the

Revolver Loans in an amount no less than the amount necessary, when combined with the proceeds received by Lender from the L.A.R.K. Disposition, to pay off in full all Revolver Loans;
(e)

a certificate of a duly authorized officer of each Obligor, certifying (i) that attached certified copies of such Obligor’s Organic Documents are true and complete, and in full force and effect, without amendment except as shown; (ii) that an attached copy of resolutions authorizing execution and delivery of this Agreement, and the other Loan Documents, as applicable, are true and complete, and that such resolutions are in full force and effect, were duly adopted, have not been amended, modified or revoked, and constitute all resolutions adopted with respect to the credit facility; (iii) to the title, name and signature of each Person authorized to sign this Agreement and the other Loan Documents; and (iv) that the attached certified copies of the good standing certificates of each Obligor, issued by the Secretary of State or other appropriate official of such Obligor’s jurisdiction of organization are true and complete, and in full force and effect.  Lender may conclusively rely on this certificate until it is otherwise notified by the applicable Obligor in writing;

(f)	Borrower shall have paid to Lender, and hereby agrees to pay to Lender, an amendment fee in an amount equal to $10,000; and
(g)

Immediately prior to, and after giving effect to this Agreement, (i) no Event of Default shall have occurred or be occurring and (ii) the representations and warranties contained herein and in the Loan Agreement and the other Loan Documents, as each is amended hereby, are true and correct as of such date, as if made on such date, except for those representations and warranties specifically made as of an earlier date, which shall be true and correct as of such earlier date.

The Obligors shall be deemed to represent and warrant to Lender that each of the foregoing conditions have been satisfied upon the release of their respective signatures to this Agreement.  All fees and other amounts payable in connection with this Agreement shall be non-refundable and fully earned upon the Lender’s receipt of such fees or amounts.

SECTION 6.Notices; Etc.

  All notices and other communications provided for hereunder shall comply with Section 11.4 of the Loan Agreement.

SECTION 7.General Provisions

.

(a)

Each Obligor confirms that all of its Obligations under the Loan Agreement and the Loan Documents (each as amended by this Agreement) are in full force and effect and are performable in accordance with their respective terms without setoff, defense, counter-claim or claims in recoupment.  Each Obligor hereby ratifies and confirms the Liens and security interests granted under the Loan Agreement and the Loan Documents and further ratifies and agrees that such Liens and security interests secure all obligations and indebtedness now, hereafter or from time to time made by, owing to or arising in favor of the Lender pursuant to the Loan Agreement and the Loan Documents (as now, hereafter or from time to time amended).

(b)

Each Obligor agrees that at any time and from time to time, upon the written request of Lender, such Obligor will execute and deliver such further documents and do such further acts and things as the Lender may reasonably request in its Permitted Discretion in order to effect the provisions of this Agreement.

(c)

Except as supplemented hereby, the Loan Agreement and each other Loan Document shall continue to be, and shall remain, in full force and effect.  This Agreement shall not be deemed (i) to be a waiver of, or consent to, or a modification or amendment of, any other term or condition of the Loan Agreement or any other Loan Document or (ii) to prejudice any right or rights which the Lender may now have or may have in the future under or in connection with the Loan Agreement or the other Loan Documents or any of the instruments or agreements referred to therein, as the same may be amended, restated, supplemented or otherwise modified from time to time, including any replacement instrument or agreement therefor.

(d)

Borrower agrees to pay on demand all reasonable and documented out-of-pocket costs and expenses incurred by or on behalf of the Lender in connection with the negotiation, preparation, execution, delivery and performance of this Agreement, including, without limitation, the reasonable fees, costs, client charges and expenses of counsel for the Lender.

(e)

This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement.  Delivery of an executed counterpart of this Agreement by telecopier or electronic transmission shall be equally as effective as delivery of an original executed counterpart of this Agreement.  Any party delivering an executed counterpart of this Agreement by telecopier or electronic transmission also shall deliver an original executed counterpart of this Agreement but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Agreement.

(f)	Section headings in this Agreement are included herein for the convenience of reference only and shall not constitute a part of this Agreement for any other purpose.
(g)

In addition to and without limitation of any of the foregoing, this Agreement shall be deemed to be a Loan Document and shall otherwise be subject to all of terms and conditions contained in Sections 11.14, 11.15 and 11.16 of the Loan Agreement, mutatis mutandi.

(h)

This Agreement, together with the Loan Agreement and the other Loan Documents, reflects the entire understanding of the, parties with respect to the transactions contemplated hereby and thereby and shall not be contradicted or qualified by any other agreement, oral or written, before the date hereof.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

BORROWERS:

SELECT INTERIOR CONCEPTS, INC.

By: /s/ Nadeem Moiz                                                  _

Name: Nadeem Moiz

Title: Chief Financial Officer

ARCHITECTURAL GRANITE & MARBLE, LLC

By: Architectural Surfaces Group, LLC its Sole Member

By: SIC Intermediate, Inc., its Sole Member

By: /s/ Nadeem Moiz                           _

Name: Nadeem Moiz

Title: Chief Financial Officer

PENTAL GRANITE AND MARBLE, LLC

By: Architectural Granite & Marble, LLC its Sole Member

By:	Architectural Surfaces Group, LLC its Sole Member

By: SIC Intermediate, Inc., its Sole Member

By: /s/ Nadeem Moiz                           _

Name: Nadeem Moiz

Title: Chief Financial Officer

OTHER OBLIGORS:

ARCHITECTURAL SURFACES GROUP, LLC

By: SIC Intermediate, Inc., its Sole Member

By: /s/ Nadeem Moiz                                     _

Name: Nadeem Moiz

Title: Chief Financial Officer

RESIDENTIAL DESIGN SERVICES, LLC

By: SIC Intermediate, Inc., its Sole Member

By: /s/ Nadeem Moiz                                     _

Name: Nadeem Moiz

Title: Chief Financial Officer

AG HOLDCO (SPV), LLC

By: Architectural Granite & Marble, LLC its Sole Member

By:	Architectural Surfaces Group, LLC its Sole Member

By: SIC Intermediate, Inc., its Sole Member

By: /s/ Nadeem Moiz                              _

Name: Nadeem Moiz

Title: Chief Financial Officer

SIC INTERMEDIATE, INC.

By: /s/ Nadeem Moiz                                                  _

Name: Nadeem Moiz

Title: Chief Financial Officer

LENDER:

BANK OF AMERICA, N.A.

By: /s/ Steve Siravo                                                      _

Name: Steve Siravo

Title: SVP